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                                                                    Exhibit 21.1

List of Subsidiaries

1.  Digital Island, Ltd., incorporated in the United Kingdom

2.  Digital Island, B.V., incorporated in the Netherlands

3.  Digital Island (Europe) SA., incorporated in Switzerland

4.  Digital Island (Hong Kong), Ltd., incorporated in Hong Kong

5.  Digital Island (Japan) KK., incorporated in Japan

6.  Digital Island GmbH

7.  Digital Island  (Sweden) AB

8.  Sandpiper Networks, Inc., a California corporation

9.  Live On Line, Inc., a New York corporation

10. SoftAware, Inc., a California corporation

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